EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on this Form S-8 for GMX Resources Inc. 2008 Long-term Incentive Plan for our report dated March 10, 2008, relating to the consolidated financial statements and internal control over financial reporting of GMX Resources Inc. and Subsidiaries, included in the Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Smith, Carney & Co., p.c.
Smith, Carney & Co., p.c.
Oklahoma City, OK
June 23, 2008